Exhibit 10.68


                                                         May 1, 2001



BY HAND TO DARLENE DEPTULA-HICKS
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PERSONAL AND CONFIDENTIAL
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Dear Darlene:

     This letter agreement ("letter agreement") sets forth and confirms the understanding between you and the Company relating to the termination of your employment pursuant to a layoff undertaken to cut costs and increase profitability. By signing this letter agreement and the accompanying General Release and Waiver of all Claims, you hereby agree to the following terms and conditions:

     1.     TERMINATION.  You employment as the Vice President, Chief Financial
            -----------
Officer and Treasurer of the Company, and from all other offices you hold with the Company, is terminated effective as of the close of business on May 1, 2001 (the "Termination Date"). Such terminations shall be effective regardless of the continued effectiveness of this letter agreement.

     2.     SEVERANCE PAY AND ASSOCIATED BENEFITS.
            -------------------------------------

          a.     REGULAR SALARY AND SEVERANCE PAY.  Your final paycheck for your
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regular salary through your Termination Date will be paid to you on your
Termination Date. After the Termination Date, the Company will make salary continuation payments to you on the regular payroll schedule at your current annual rate of pay for a period of SIX (6) MONTHS, i.e., from May 2, 2001 through November 1, 2001 (the "Severance Pay Period"), commencing, pursuant to the revocation provisions in sections 6(c) and (d) below, after the seven-day revocation period has run unexercised and the Company property referenced in section 2(i) has been returned; provided, however, that those amounts accrued from May 2, 2001, through the date of receipt by the Company of this letter agreement executed by you shall be payable in arrears to you by no later than the tenth day following said receipt of the executed agreement and return of Company property. The Company may deduct from any payments made to you under this letter agreement required withholdings and deductions, including but not limited to COBRA continuation payments as set forth in section 2(c) below.

          b.     STOCK OPTIONS.  The Company has previously issued to you one or
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more stock option agreements (the "Option Agreements") under which you were granted incentive stock options to acquire shares of the Company's common stock. Your vesting and exercise rights as to such options upon the termination of your


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employment are governed by the Company's 1998 Incentive and Non-Qualified Stock
Option Plan (the "Plan") and the terms of these Option Agreements. As set forth in the Option Agreements, your vesting stops as of the Termination Date. Notwithstanding this provision and the terms of the Option Agreements, however, the Company will, pending approval by the Board of Directors (which approval shall not be unreasonably withheld) and subject to your executing this letter agreement and the attached General Release and Waiver of All Claims, accelerate the full vesting of options for 21,734 shares of common stock previously granted to you pursuant to the Option Agreements but unvested as of the Termination Date. In addition, also pending approval by the Board of Directors and subject to your executing this letter agreement and the attached General Release and Waiver of All Claims, the Company will extend the 60-day period available to you under the Plan and Option Agreements from your Termination Date to exercise any vested options by 120 days, i.e., to 180 days post-termination.

               (1)     REPURCHASE AGREEMENT.  As of the date that you execute
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this letter agreement, you will own 23,000 options to purchase shares at a strike price of $7.56. To effect a purchase by the Company of the 23,000 shares represented by the options, you and the Company agree as follows: You will exercise the options simultaneously with the Company purchasing from you the resulting 23,000 shares at a price of $9.00 per share, resulting in a net payment to you after the seven-day revocation period described in sections 6(c) and 6(d) below of $33,120 before withholdings and deductions. This repurchase agreement is contingent on your not selling any additional stock of the Company prior to the end of the seven-day revocation period. You and your agents agree to cooperate fully with the Company, its officers, employees and agents, Bear Stearns and the Company's transfer agent in accomplishing the repurchase, including without limitation by properly conveying to the Company the certificate for 23,000 shares.

               (2)     DRIBBLE-OUT AGREEMENT.  You agree to exercise and sell
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the options for 21,734 shares of common stock scheduled fully to vest upon your executing this letter agreement (in accordance with section 2(b) above) at the controlled rate of no more than 2,000 shares in any trading week (defined as five contiguous trading days) over the extended exercise period; provided, however, that, if the average daily volume of trading in the Company's shares is at or above 20,000 shares for each of three contiguous trading days or at or above an aggregate of 60,000 shares over three contiguous trading days, you may -- beginning on the day immediately following the afore-mentioned three-day trading period -- sell up to (and no more than) 5,000 shares in the trading week immediately following such three-day trading period; provided, however, that in no event shall you sell more than 2,500 shares on any one day during said five-day trading week. The Company, for itself and its officers, employees and agents, agrees to cooperate fully with you, Bear Stearns and the Company's transfer agents in accomplishing all sales of stock undertaken by you in accordance with the terms of this section 2(b)(2). Attached at Exhibit C find a letter confirming your rights with regard to the trading of the 21,734 shares.

          c.     GROUP HEALTH INSURANCE.  Your rights under the so-called COBRA
                 ----------------------
statute and parallel state laws (which give you the right to continue participating, for a period of time, in any Company group medical and dental insurance plans in which you are currently participating), shall become effective as of the Termination Date. For the duration of the Severance Pay Period, the Company will continue to pay the same portion of the premium for


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your existing health care coverage as it would have paid (and you will pay the same portion of the premium for such health care (i.e., medical and dental) coverage as you would have paid) if you had continued to be employed at the Company. You must notify the Company within 60 days of the Termination Date if you intend to elect to continue your health coverage under COBRA. The Company will provide to you the COBRA Form which explains in detail your rights under COBRA.

          d.     VACATION PAY.  You acknowledge that the Company has paid you
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the full amount of your vacation pay accrued and unused through your Termination
Date, i.e., for 137.33 hours of vacation pay (an aggregate of $8,914.27 before withholdings and deductions) as of such date. You further acknowledge that you are not accruing and will not accrue additional vacation pay.

          e.     GROUP LIFE INSURANCE; DISABILITY INSURANCE; OTHER BENEFITS.
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Your coverage under the Company's group life insurance and disability insurance plans terminates as of the Termination Date. Pursuant to the Company's life insurance plan, you may be able to retain your life insurance by converting it to an individual plan and paying for it directly, without evidence of insurability. Your participation in all other Company benefits and access to the Company's services will end on the Termination Date.

          f.     401K PLANS.  Pursuant to the Company's 401K plan, the Company
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shall consider you as being an active employee until the Termination Date.
Distribution and/or rollover of any funds in your 401K account shall be made pursuant to the Company's 401K plan.

          g.     ACCESS TO VOICEMAIL AND E-MAIL.  The Company shall maintain,
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and you shall have remote access to, your Company voicemail system until May 26,
2001. After your Termination Date, you may utilize your voicemail system for job search and reasonable personal purposes. Your access to your Company electronic mail ("e-mail") account shall terminate on the Termination Date; however, for a period of thirty days after your Termination Date, the Company will forward to you (at an e-mail address to be provided by you) all personal e-mail messages directed to you which are received by the Company. The Company will have the right to read all e-mail messages directed to you at the Company after your Termination Date and to decide, in its sole discretion, whether e-mail received is business or personal in nature. The Company will not forward to you any e-mail messages in any way related to the Company's business.

          h.     NO OTHER BENEFITS.  You acknowledge that, except as set forth
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in this section 2 above, the Company has previously paid all amounts payable to you under all other compensation, benefits or reimbursement arrangements, if any. From and after the Termination Date, you shall have no right to compensation or benefits beyond those specifically provided for in this letter agreement.

          i.     RETURN OF COMPANY PROPERTY AND RETRIEVAL OF PERSONAL EFFECTS.
                 ------------------------------------------------------------
You represent and warrant that, except as detailed in this section below, you have returned to the Company all property of the Company, including any keys, company documents, literature and files, computer hardware, disks, files and passwords, confidential information, confidential communications, charts, reports, Company credit cards and all other proprietary materials of the Company


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in your possession, custody or control.  Arrangements will be made with you to return any company property that may not be on Company premises on your Termination Date, including without limitation all electronic versions of Company documents or e-mails stored on your home computer or other personal electronic devices. Notwithstanding the foregoing, you acknowledge that you have retained possession after May 1st of a laptop computer (and associated accessories) belonging to the Company and a rolodex with entries related to her employment with the Company. Deptula-Hicks agrees to return the computer and associated accessories, and copies of rolodex entries made in connection with her employment with the Company, with the executed letter agreement and Release and Waiver.

          j.     EXCHANGE BY COUNSEL.  Counsel for the Parties shall promptly
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exchange by no later than the tenth day following the delivery by you of this executed letter agreement: (1) from the Company, the severance payment accrued from May 2nd, as set forth in section 2(a), and the repurchase amount of $33,120, as set forth in section 2(b)(1); and (2) from you, the certificate memorializing 23,000 shares of Company stock, conveyed to the Company, and the Company laptop and copies of rolodex pages in your possession.

     3.     NON-DISPARAGEMENT.  You agree that neither you nor anyone acting as
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your agent shall defame the Company (including in connection with, but not limited to, comments regarding the Company's business, internal operations, future prospects, services or clients, its employment or personnel practices, or its personnel), or any of the Company's current or former directors, shareholders, investors, employees, representatives, agents or attorneys. Likewise, the Company agrees that neither its officers nor directors nor anyone acting as it agent shall defame you; provided, however, that the Company shall have no continuing responsibility for officers who, in the future, are no longer employed as officers of the Company or directors who, in the future, no longer serve as members of its Board of Directors.

     4.     NON-DISCLOSURE AND NO COMMENT.  You agree that neither you nor your
            -----------------------------
agent shall discuss with anyone other than your legal and/or tax advisors and your spouse or immediate family the terms and conditions of this letter agreement. In addition, you agree to make no comment whatsoever to any persons known by you to be current or former investors in the Company regarding the Company (including in connection with, but not limited to, its business, internal operations, future prospects, services or clients, its employment or personnel practices, or its personnel), or any persons known by you to be current or former officers, directors, investors, employees, representatives, agents or attorneys of the Company. If any investor inquires about or attempts to engage you in conversation regarding any of the foregoing you will reply only, "I am unable to comment on that," or words to that effect. Likewise, the Company agrees that neither it nor its agent will disclose the terms or conditions of this letter agreement, except that such disclosures may be made to the extent necessary to further a legitimate business interest of the Company. Nothing in this paragraph shall prevent you or the Company from (a) complying with compulsory legal process, provided that to the extent possible notice of such process is given to the non-disclosing party and the non-disclosing party has the opportunity to oppose disclosure; (b) making such disclosures necessary to obtaining legal or tax advice; or (c) making disclosures which by law cannot be prohibited.

     5.     REFERENCES.  The Company agrees that it will provide to you and to
            ----------
any potential future employer upon your request a letter of reference, a copy of which is attached at Exhibit D. The Company will respond to inquiries regarding


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your employment by providing the letter of reference.  If specifically requested by you, the Company will also provide an oral reference, consistent with the information contained in the written reference. You understand and agree that all requests for references from the Company must be directed to A. J. Armini, Chairman, Chief Executive Officer and President of the Company, and that the Company shall not be responsible or liable for the substance of any reference provided by any other person. Notwithstanding the foregoing, you may request personal references from members of current management-level employees at the Company. Such references will be given at the discretion of the person(s) from whom they are requested and will not constitute a reference by or communication on behalf of the Company.

     6.     RELEASE.  In return for the payments and benefits provided to you as
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set forth in sections 2 and 4 above, YOU AGREE TO EXECUTE A FINAL AND BINDING
GENERAL RELEASE AND WAIVER OF ALL CLAIMS (THE "RELEASE AND WAIVER") AGAINST THE COMPANY, ITS OFFICERS, DIRECTORS, ATTORNEYS, EMPLOYEES, AGENTS , SERVANTS, REPRESENTATIVES, SUCCESSORS AND ASSIGNS IN THE FORM ATTACHED HERETO AS EXHIBIT A, WHICH INCLUDES ALL CLAIMS ARISING OUT OF OR RELATING TO YOUR HIRING, EMPLOYMENT, OR TERMINATION OF EMPLOYMENT. In return for the covenants and agreements provided to the Company as set forth in sections 2(b)(2) and 3 above, THE COMPANY AGREES TO EXECUTE A FINAL AND BINDING GENERAL RELEASE AND WAIVER OF ALL CLAIMS (THE "RELEASE AND WAIVER") AGAINST YOU IN THE FORM ATTACHED HERETO AS EXHIBIT B.

     7.     REPRESENTATIONS AND RECITALS.  You represent that:
            ----------------------------

          a. THE COMPANY ADVISES YOU TO CONSULT WITH AN ATTORNEY OF YOUR CHOOSING CONCERNING THE RIGHTS WAIVED IN THIS LETTER AGREEMENT. YOU HAVE CAREFULLY READ AND FULLY UNDERSTAND THIS LETTER AGREEMENT, AND ARE KNOWINGLY AND VOLUNTARILY ENTERING INTO THIS LETTER AGREEMENT AND PROVIDING THE RELEASE AND WAIVER OF CLAIMS.

          b. YOU UNDERSTAND THAT YOU HAVE FORTY-FIVE (45) CALENDAR DAYS TO REVIEW THIS LETTER AGREEMENT AND THE RELEASE AND WAIVER OF CLAIMS PRIOR TO THEIR SIGNING. IF AT ANY TIME PRIOR TO THE END OF THE FORTY-FIVE (45) DAY PERIOD YOU SIGN THIS LETTER AGREEMENT, YOU ACKNOWLEDGE THAT SUCH EARLY SIGNING IS A KNOWING AND VOLUNTARY WAIVER OF YOUR RIGHT TO CONSIDER THIS LETTER AGREEMENT FORTY-FIVE
(45) DAYS AND IS DUE TO YOUR BELIEF THAT YOU HAVE HAD AMPLE TIME IN WHICH TO CONSIDER AND UNDERSTAND THIS LETTER AGREEMENT AND IN WHICH TO REVIEW THIS LETTER AGREEMENT WITH AN ATTORNEY. YOU UNDERSTAND THAT A LIST OF THE POSITIONS AND AGES OF (1) ALL VICE-PRESIDENT LEVEL EMPLOYEES OF THE COMPANY AND (2) ALL EMPLOYEES FROM THAT GROUP SELECTED FOR SEVERANCE IN CONNECTION WITH THE LAYOFF WILL BE MADE AVAILABLE TO YOU UPON REQUEST TO THE CHIEF EXECUTIVE OFFICER ON OR AFTER MAY 1, 2001.

          c. YOU UNDERSTAND THAT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS AFTER YOU SIGN THIS LETTER AGREEMENT AND RELEASE AND WAIVER OF CLAIMS, YOU MAY REVOKE THE AGREEMENT AND RELEASE AND WAIVER OF CLAIMS BY GIVING NOTICE IN WRITING OF SUCH REVOCATION TO MICHELE A. WHITHAM, ESQUIRE, FOLEYHOAG LLP, ONE


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POST OFFICE SQUARE, BOSTON, MA 02109, BY (A) MAIL, POSTMARKED WITHIN SEVEN (7)
DAYS OF THE SIGNING OF THIS LETTER AGREEMENT, OR (B) HAND DELIVERY WITHIN SEVEN
(7) DAYS OF EXECUTION OF THIS LETTER AGREEMENT. IF AT ANY TIME AFTER THE END OF THE SEVEN (7) DAY PERIOD YOU ACCEPT ANY OF THE CONSIDERATION PROVIDED BY THE COMPANY, AS DESCRIBED IN SECTION 2 OF THIS LETTER AGREEMENT, SUCH ACCEPTANCE WILL CONSTITUTE AN ADMISSION BY YOU THAT YOU DID NOT REVOKE THIS AGREEMENT DURING THE REVOCATION PERIOD AND WILL FURTHER CONSTITUTE AN ADMISSION BY YOU THAT THIS LETTER AGREEMENT HAS BECOME EFFECTIVE AND ENFORCEABLE.

          d. YOU UNDERSTAND THAT YOU WILL NOT BE ENTITLED TO RECEIVE ANY OF THE BENEFITS SET FORTH IN SECTIONS 2 AND 4 ABOVE (EXCEPT TO THE EXTENT HEALTH CARE BENEFIT CONTINUATION IS REQUIRED BY LAW) UNTIL THE SEVEN-DAY REVOCATION PERIOD HAS EXPIRED, AND SHOULD YOU IN FACT REVOKE YOUR ACCEPTANCE, NONE OF THE SPECIFIED BENEFITS WILL BE PROVIDED.

          e. YOU UNDERSTAND THE EFFECT OF YOUR WAIVER AND THAT YOU GIVE UP ANY AND ALL RIGHTS YOU MAY HAVE, TO THE EXTENT PERMITTED BY LAW.

          f. YOU UNDERSTAND THAT YOU WOULD NOT BE ENTITLED TO THE PAYMENTS AND BENEFITS DESCRIBED IN SECTIONS 2 AND 4 (EXCEPT TO THE EXTENT HEALTH CARE BENEFIT CONTINUATION IS REQUIRED BY LAW) IF YOU DID NOT ENTER INTO THIS AGREEMENT AND RELEASE AND WAIVER OF CLAIMS.

     8.     CONSULTING SERVICES.  The Company may wish to consult with you on
            -------------------
occasion regarding financial matters. Should the Company request such consulting services, and should you agree to provide them, the Company will compensate you, as an independent contractor, for your time at the rate of $150.00 per hour, and will also reimburse you for reasonable business expenses incurred by you in consulting for the Company. Nothing in this provision shall be interpreted as imposing an obligation on the Company or you to engage in such a consulting relationship.

     9.     SUCCESSORS AND ASSIGNS.  This letter agreement shall be binding upon
            -----------------------
and inure to the benefit of the respective legal representatives, heirs, successors, assigns, and present and former employees and agents of you and the Company to the extent permitted by law.

     10.     MUTUAL NON-ASSIGNMENT; NON-SOLICITATION.  You warrant and represent
             ----------------------------------------
to the Company that you have not heretofore assigned or transferred or attempted to assign or transfer to any person any claim or matter recited in the Release and Waiver that is Exhibit A or any part or portion thereof, and agree to indemnify and hold harmless the Releasees from and against any claim, demand, damage, debt, liability, account, reckoning, obligation, cost, expense (including the payment of attorney's fees and costs actually incurred whether or not litigation be commenced), lien, action, and cause of action, based on, in connection with, or arising out of any such assignment or transfer or attempted assignment or transfer. You further agree not to solicit or to sponsor the bringing of any legal proceeding or the making of any legal claim against the Company by any state or federal agency or by any current or former employee, shareholder or investor of the Company ("third party action"). The Company warrants and represents to you that it has not heretofore assigned or transferred or attempted to assign or transfer to any person any claim or matter


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recited in the Release and Waiver that is Exhibit B or any part or portion thereof, and agrees to indemnify and hold harmless the Releasees from and against any claim, demand, damage, debt, liability, account, reckoning, obligation, cost, expense (including the payment of attorney's fees and costs actually incurred whether or not litigation be commenced), lien, action, and cause of action, based on, in connection with, or arising out of any such assignment or transfer or attempted assignment or transfer.

     11.     ATTORNEY'S FEES.  Each party shall bear his or its own attorney's
             ----------------
fees and expenses.

     12.     NON-ADMISSION.  Each party expressly disclaims any wrongdoing to
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the other and each agrees that by entering into this letter agreement neither admits any wrongdoing.

     13.     CHALLENGE TO VALIDITY OF AGREEMENT.  After the revocation period of
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seven days described in paragraph 6(c) of this letter agreement has expired, this letter agreement and Release and Waiver shall be forever binding. You acknowledge that you may hereafter discover facts not now known to you relating to your hire, employment or cessation of employment, and agree that this letter agreement and your Release and Waiver shall remain in effect notwithstanding any such discover of any such facts. You shall not bring a proceeding to challenge the validity of this letter agreement and Release and Waiver. Should you do so notwithstanding this paragraph 11, you will first be required to pay back to the Company all remuneration received pursuant to paragraph 2 hereof.

     14.     GOVERNING LAW.  This letter agreement shall be interpreted in
             --------------
accordance with Massachusetts law.

     15.     ENTIRE AGREEMENT; SEVERABILITY; MODIFICATION
             --------------------------------------------

     This letter agreement and the exhibits hereto recite the full terms of the understanding between you and the Company, and supercede any prior oral or written understanding, provided, however, that nothing in this letter agreement is intended to or does relieve you of the obligations imposed upon you by your Option Agreements, or any other agreements executed by you during your employment by the Company, including without limitation any Employee Agreement. In the event that any provision of this letter agreement is determined to be invalid or otherwise unenforceable, such provision shall be inapplicable and deemed omitted to the extent so invalid or prohibited, but the remainder hereof shall remain fully valid and binding and shall be given full force and effect so far as possible. This letter agreement may be modified only in a writing signed by both parties.

     16.     CHOICE OF LAW, JURISDICTION, FORUM.    This letter agreement shall
             ----------------------------------
be interpreted in accordance with Massachusetts law, the Commonwealth's conflicts of law principles excepted. Any proceeding arising out of or relating to this letter agreement, including any action to enforce it, shall be brought in the U.S. District Court for the District of Massachusetts (the "District Court"), except to the extent that the District Court does not have jurisdiction over such claims, in which case such claims shall be brought in an appropriate court of the Commonwealth of Massachusetts.


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     Please note that you have 45 days to accept the offer set forth herein, and may revoke your acceptance within 7 days of signing, in which case this letter agreement (other than the provisions of paragraphs 1 and 6(a)-(c), and the Release and Waiver shall be void.

     If you agree to the foregoing, please execute and return to the undersigned the enclosed copy of this letter agreement and the Release and Waiver. Your signing of this letter agreement and the Release and Waiver will result in the formation of a binding contract between you and the Company under seal, subject to your right to revoke your acceptance of this letter agreement and the Release and Waiver within 7 days of signing.

                                IMPLANT SCIENCES CORPORATION

                                By:  /s/  Anthony Armini
                                Title:  President and Chief Executive Officer
                                      ------------------------------------------

I HAVE BEEN ADVISED BY MY COUNSEL OF THE RIGHTS WAIVED HEREIN. I HAVE THOROUGHLY DISCUSSED ALL ASPECTS OF THIS LETTER AGREEMENT WITH MY ATTORNEY, I HAVE CAREFULLY READ AND FULLY UNDERSTAND IT, AND I AM VOLUNTARILY ENTERING INTO THE LETTER AGREEMENT AND PROVIDING THE RELEASE AND WAIVER.

Date:  May 25, 2001           /s/  Darlene Deptula-Hicks

                                               Darlene Deptula-Hicks



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